UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

NOVEMBER 2, 2017
Date of Report (Date of earliest event reported)

MESA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

COLORADO (State or other jurisdiction of incorporation)	0-11740 (Commission File Number)	84-0872291 (I.R.S. Employer Identification No.)

12100 WEST SIXTH AVENUE, LAKEWOOD, COLORADO (Address of principal executive offices)	80228 (Zip Code)

Registrant’s telephone number, including area code: (303) 987-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Annual Meeting of Shareholders of Mesa Laboratories, Inc. was held on November 2, 2017. Of the 3,765,143 shares of common stock entitled to vote, 3,484,592 were represented either in person or proxy. Eight directors were elected to serve until the next Annual Meeting of Shareholders. The advisory vote to approve executive compensation was approved. The ratification of the appointment of EKS&H LLLP as the Company’s independent registered public accounting firm for the year ending March 31, 2018 was approved.

The eight directors elected were:

	For	Withheld	Broker Non-Votes
John B. Schmieder	2,615,082	157,933	711,577
John J. Sullivan, Ph.D.	2,735,927	37,088	711,577
Michael T. Brooks	2,736,957	36,058	711,577
H. Stuart Campbell	2,683,405	89,610	711,577
Robert V. Dwyer	2,732,035	40,980	711,577
Evan C. Guillemin	2,731,646	41,369	711,577
David M. Kelly	2,732,703	40,312	711,577

The advisory vote to approve executive compensation was approved by the following vote:

	Broker		Broker
For	Against	Abstain	Non-Votes
2,683,835	40,648	48,532	711,577

The appointment of EKS&H LLLP as the Company’s independent registered public accounting firm for the year ending March 31, 2018 was approved by the following vote:

	Broker		Broker
For	Against	Abstain	Non-Votes
3,465,049	19,459	84	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: November 2, 2017		Mesa Laboratories, Inc. ( Registrant)

/s/ Gary M. Owens
	BY:	Gary M. Owens, President and Chief Executive Officer